                                              Exhibit 99.1

Contacts:        Linda H. Simmons                                                            Debbie Mandeville
Chief Financial Officer                                                      Investor Relations Officer
(401) 574-1652                                                                 (401) 574-1547
simmonsl@bankri.com                                                     dmandevi@bankri.com

BancorpRI Announces Third Quarter Financial Results

Net Interest Margin Improves 28 Basis Points,
Nonperforming Assets Decrease by 10%

Providence, R.I. – October 29, 2009 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $2.2 million, or $0.17 diluted earnings per share (EPS), after preferred stock dividends and discount accretion, for the quarter ended September 30, 2009, compared to net income of $2.3 million, or $0.50 diluted EPS for the third quarter 2008.  For the nine month period ended September 30, 2009, the Company reported net income of $4.4 million, or $0.46 diluted EPS, after preferred stock dividends and discount accretion, compared to net income of $6.9 million, or $1.49 diluted EPS, for the same period in 2008.

During the third quarter, the Company repurchased both the $30.0 million of its preferred stock and the warrant to purchase 192,967 shares of its common stock previously issued to the U.S. Treasury Department.  The warrant was repurchased for $1.4 million.  The repurchase of the preferred stock resulted in the recognition of $1.3 million of discount accretion associated with its issuance and had a negative impact on the Company’s EPS of $0.28 per share for the quarter ended September 30, 2009.

“I am pleased we have fully concluded our participation in the government’s Capital Purchase Program,” said President & CEO Merrill W. Sherman.  “Our well-capitalized stature and healthy balance sheet provided us with flexibility and speaks to our strength as a financial institution.”

At September 30, 2009, the Company’s tier 1 capital ratio was approximately 7.7 percent and its total risk-based capital ratio exceeded 11.5 percent.

Net interest income for the third quarter 2009 was $12.7 million compared to $11.9 million in the third quarter 2008 and $11.6 million in the second quarter 2009.  On a year-to-date basis, net interest income was $35.3 million, an increase of $1.7 million or 5.0 percent from 2008.

BancorpRI Q3 Results
Page Two

The net interest margin for the third quarter was 3.38 percent, an increase of 28 basis points from second quarter 2009, and an increase of 4 basis points from the third quarter 2008.  For the nine months ended September 30, 2009, the net interest margin was 3.19 percent and flat compared to the same period in 2008.

“Bancorp Rhode Island’s positive third quarter earnings reflect the results of our expanded net interest margin.  That expansion is primarily attributed to lower funding costs, as we carefully managed our deposit pricing and replaced higher yielding certificate of deposits with lower cost funds,” Sherman stated.

Noninterest income was $2.2 million for the third quarter 2009, compared to $2.3 million in the third quarter 2008, and $2.2 million in the second quarter 2009.  For the third quarter 2009, a loss of $70,000 was charged to earnings for an investment security deemed to be other-than-temporarily impaired.

Noninterest expense was $9.8 million in the third quarter 2009 compared to $9.3 million in the third quarter 2008, and $10.2 million in the second quarter 2009.  On a year-to-date basis, noninterest expense was $29.6 million, an increase of $1.2 million or 4.2 percent over the same period in 2008.  The expense increases, on a quarter and year-to-date basis, were primarily driven by increases in the FDIC insurance assessments, compensation expense due to expanding our team and expenses related to loan workout and other real estate owned.

The provision for loan and lease losses was $1.9 million for the third quarter 2009, and net charge-offs were $2.3 million.  As a comparison, in the third quarter 2008 the provision for loan and lease losses was $1.5 million and net charge-offs were $477,000, while on a linked-quarter basis they were $2.6 million and $1.1 million, respectively.  The allowance for loan and lease losses as a percent of total loans and leases was 1.48 percent as of September 30, 2009, slightly down from 1.51 percent as of June 30, 2009, and up from 1.36 percent at December 31, 2008.

Nonperforming assets as of September 30, 2009, totaled $16.9 million, or 1.08 percent of total assets, down from $18.8 million, or 1.19 percent of total assets, at June 30, 2009, and up from $15.2 million, or 1.00 percent of total assets, at year-end 2008.

“Our ongoing resolution efforts, combined with net charge-offs resulted in a reduction in our non-performing assets,” said Sherman.  “Given the current economic conditions, we continue to dedicate resources to monitoring the credit risks associated with our portfolio.”

BancorpRI Q3 Results
Page Three

Total assets for the third quarter 2009 ended at $1.57 billion, an increase of approximately $40.9 million from year-end 2008.  The increase is primarily due to the growth in the commercial loan portfolio and purchase of mortgage-backed securities which was offset by a decrease in the residential mortgage portfolio.

As of September 30, 2009, the Company’s commercial loan and lease portfolio totaled $724.4 million, an increase of $66.0 million or 10.0 percent from year-end 2008, and up $12.8 million or 1.8 percent from June 30, 2009. Consumer loans were $209.9 million as of September 30, 2009, an increase of $3.2 million or 1.6 percent from year-end 2008, and a slight decrease on a linked-quarter basis. Residential mortgage balances were $182.3 million, a decrease of $30.4 million or 14.3 percent from December 31, 2008, and a decrease of $9.0 million or 4.7 percent from June 30, 2009.

Total deposits were $1.09 billion as of September 30, 2009, up $49.7 million or 4.8 percent from year-end 2008, and up $7.3 million or 0.7 percent from June 30, 2009.  The increase was driven primarily by demand deposit and money market accounts.

The Company’s Board of Directors approved a dividend of $0.17 per share. The dividend will be paid on December 9, 2009, to shareholders of record on November 18, 2009.

Company executives will host a conference call Thursday, October 29, at 10 a.m. Eastern Time (ET) to discuss the Company’s third quarter results. Access to the conference call is available by dialing toll free (800) 860-2442, or via webcast in the Investor Relations section of the website at www.bankri.com.  International callers can join by dialing 412-858-4600.  Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a replay of the call available the same day beginning at approximately 12:00 p.m. ET that can be accessed through 9 a.m. ET on Tuesday, November 3, 2009.  The replay dial-in number is (877) 344-7529; when prompted, enter conference ID number 433952.  The webcast will be archived in the Investor Relations section of the website at www.bankri.com.

BancorpRI Q3 Results
Page Four

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of September 30, 2009, BankRI has $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.
###

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

	September 30, 2009	December 31, 2008
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,569,880	$1,528,974
Total Loans and Leases	1,116,627	1,077,742
Total Nonperforming Assets	16,894	15,232
Allowance for Loan and Lease Losses	16,537	14,664
Allowance to Nonperforming Loans and Leases	110.99%	102.05%
Allowance to Total Loans and Leases	1.48%	1.36%
Total Deposits	$1,091,931	$1,042,192
Common Shareholders’ Equity	122,476	121,010
Book Value Per Share of Common Stock	26.57	26.45
Tangible Book Value Per Share of Common Stock	23.96	23.82
Tangible Common Equity Ratio (1) (6)	7.09%	7.18%

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Average Balance Sheet Data:	(Dollars in millions)

Average Total Assets	$1,563	$1,495	$1,551	$1,481
Average Total Loans	1,117	1,060	1,105	1,046
Average Total Interest-Earning Assets	1,495	1,424	1,480	1,409
Average Total Interest-Bearing Liabilities	1,224	1,186	1,210	1,175
Average Common Shareholders’ Equity	121	113	122	113

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income Statement Data:	(Dollars in thousands, except per share data)

Interest and Dividend Income	$19,000	$20,137	$56,352	$60,650
Interest Expense	6,334	8,216	21,031	26,997
Net Interest Income	12,666	11,921	35,321	33,653
Provision of Loan and Lease Losses	1,900	1,515	6,110	2,770
Noninterest Income	2,241	2,333	6,812	7,728
Noninterest Expense	9,812	9,304	29,580	28,376
Income Before Income Taxes	3,195	3,435	6,443	10,235
Income Tax Expense	992	1,111	2,037	3,344
Net Income	2,203	2,324	4,406	6,891
Preferred Stock Dividends	(142)	--	(892)	--
Accretion of Preferred Shares Discount	(1,282)	--	(1,405)	--
Net Income Applicable to Common Shares	$779	$2,324	$2,109	$6,891
Earnings Per Common Share – Basic	$0.17	$0.51	$0.46	$1.51
Earnings Per Common Share - Diluted	$0.17	$0.50	$0.46	$1.49
Average Common Shares Outstanding - Basic	4,605,809	4,566,563	4,599,448	4,562,225
Average Common Shares Outstanding - Diluted	4,633,719	4,628,916	4,619,900	4,633,419

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Selected Operating Ratios:

Net Interest Margin (2) (6)	3.38%	3.34%	3.19%	3.19%
Return on Assets (3) (6)	0.56%	0.62%	0.38%	0.62%
Return on Equity (4) (6)	2.54%	8.20%	2.32%	8.12%
Efficiency Ratio (5) (6)	65.82%	65.27%	70.21%	68.57%

	Quarter Ended September 30, 2009	Quarter Ended June 30, 2009 (7)(8)	Quarter Ended December 31, 2008(8)
Nonperforming Asset Data:	(Dollars in thousands)

Commercial Real Estate Nonperforming Loans	$3,159	$4,801	$4,884
Commercial and Industrial Nonperforming Loans	3,263	4,360	2,802
Small Business Nonperforming Loans	585	542	892
Multifamily Nonperforming Loans	205	--	--
Construction Nonperforming Loans	469	1,000	1,000
Nonperforming Leases	1,059	833	428
Residential Nonperforming Loans	5,175	5,933	4,314
Consumer Nonperforming Loans	984	284	49
Total Nonperforming Loans and Leases	14,899	17,753	14,369
Other Real Estate Owned	1,995	921	863
Non-Real Estate Foreclosed Assets	--	122	--
Total Nonperforming Assets	$16,894	$18,796	$15,232

Net Charge-Offs	$2,268	$1,118	$1,285
Net Charge-Offs to Average Loans	0.81	0.40%	0.48

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of Non-GAAP Earnings Per Common Share – Diluted (7)(9):

Earnings per Common Share – Diluted	$0.17	$0.50	$0.46	$1.49
Effect of Preferred Shares Dividend	0.03	--	0.19	--
Effect of Preferred Shares Discount	0.28	--	0.30	--
Non-GAAP Earnings Per Common Share - Diluted	$0.48	$0.50	$0.95	$1.49

(1)	Calculated by dividing Common Shareholders’ Equity less Goodwill by Total Assets less Goodwill.
(2)	Calculated by dividing annualized Net Interest Income by Average Interest-Earning Assets.
(3)	Calculated by dividing annualized Net Income by Average Total Assets.
(4)	Calculated by dividing annualized Net Income Applicable to Common Shares by Average Common Shareholders’ Equity.
(5)	Calculated by dividing Noninterest Expense by Net Interest Income plus Noninterest Income.
(6)	Non-GAAP performance measure.
(7)	Nonperforming Asset Data for June 30, 2009 included for trend analysis purposes.
(8)
Certain June 30, 2009 and December 31, 2008 Nonperforming Asset Data amounts have been reclassified to conform to the September 30, 2009 presentation. The reclassifications had no effect on previously reported Net Income.

(9)
Reconciliation of Non-GAAP Earnings Per Common Share – Diluted table included to provide the investor useful information in comparing the Company’s operating results to the prior year. Reconciliation excludes the effect of Preferred Stock Dividend and Discount amounts from Diluted Earnings Per Share.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheets (unaudited)

	September 30, 2009	December 31, 2008
	(In thousands)
ASSETS:
Cash and due from banks	$19,020	$54,344
Overnight investments	523	1,113
Total cash and cash equivalents	19,543	55,457
Available for sale securities (amortized cost of $361,158 and $325,767, respectively)	365,706	326,406
Stock in Federal Home Loan Bank of Boston	16,274	15,671
Loans and leases receivable:
Commercial loans and leases	724,421	658,422
Residential mortgage loans	182,303	212,665
Consumer and other loans	209,903	206,655
Total loans and leases receivable	1,116,627	1,077,742
Allowance for loan and lease losses	(16,537)	(14,664)
Net loans and leases receivable	1,100,090	1,063,078
Premises and equipment, net	12,518	12,641
Goodwill	12,051	12,019
Accrued interest receivable	4,826	5,240
Investment in bank-owned life insurance	29,672	28,765
Prepaid expenses and other assets	9,200	9,697
Total assets	$1,569,880	$1,528,974
LIABILITIES:
Deposits:
Demand deposit accounts	$206,534	$176,495
NOW accounts	62,333	56,703
Money market accounts	50,380	4,445
Savings accounts	365,857	381,106
Certificate of deposit accounts	406,827	423,443
Total deposits	1,091,931	1,042,192
Overnight and short-term borrowings	39,031	57,676
Wholesale repurchase agreements	20,000	10,000
Federal Home Loan Bank of Boston borrowings	267,647	238,936
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	15,392	17,162
Total liabilities	$1,447,404	$1,379,369
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01, authorized 1,000,000 shares, liquidationpreference per share $1,000:
Issued and outstanding: Issued: (0 and 30,000 shares, respectively)*	--	28,595
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (4,965,494 shares and 4,926,920 shares, respectively)	50	49
Additional paid-in capital*	72,600	73,323
Treasury stock, at cost (364,750 shares and 352,250 shares, respectively)	(12,309	(12,055)
Retained earnings	59,179	59,278
Accumulated other comprehensive income, net	2,956	415
Total shareholders’ equity	122,476	149,605
Total liabilities and shareholders’ equity	$1,569,880	$1,528,974

*Preferred stock and additional paid-in capital balances at December 31, 2008 were reclassified to reflect theliquidation preference value of shares, less any preferred stock discount.

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(In thousands, except per share data)
Interest and dividend income:
Commercial loans and leases	$10,437	$10,076	$30,184	$29,624
Residential mortgage loans	2,302	2,899	7,422	9,232
Consumer and other loans	2,384	2,776	7,110	8,613
Mortgage-backed securities	3,336	3,570	10,099	10,257
Investment securities	540	691	1,527	2,151
Federal Home Loan Bank of Boston stock dividends	--	119	--	512
Overnight investments	1	6	10	261
Total interest and dividend income	19,000	20,137	56,352	60,650
Interest expense:
NOW accounts	13	33	45	138
Money market accounts	140	17	192	65
Savings accounts	707	1,510	2,720	5,688
Certificate of deposit accounts	2,448	3,213	9,069	10,905
Overnight and short-term borrowings	19	209	67	853
Wholesale repurchase agreements	141	136	408	404
Federal Home Loan Bank of Boston borrowings	2,691	2,864	7,966	8,234
Subordinated deferrable interest debentures	175	234	564	710
Total interest expense	6,334	8,216	21,031	26,997
Net interest income	12,666	11,921	35,321	33,653
Provision for loan and lease losses	1,900	1,515	6,110	2,770
Net interest income after provision for loan and lease losses	10,766	10,406	29,211	30,883
Noninterest income:
Total other-than-temporary impairment losses on available for sale securities	(696)	(219)	(696)	(219)
Non-credit component of other-than-temporary impairment losses recognized in other comprehensive income	626	--	626	--
Credit component of other-than-temporary impairment losses on available for sale securities	(70)	(219)	(70)	(219)
Service charges on deposit accounts	1,396	1,469	3,973	4,352
Commissions on nondeposit investment products	322	174	589	629
Income from bank-owned life insurance	313	266	906	783
Loan related fees	75	136	703	443
Net gains on lease sales and commissions on loans originated for others	13	55	61	374
Gain on sale of available for sale securities	--	168	61	410
Other income	192	284	589	956
Total noninterest income	2,241	2,333	6,812	7,728
Noninterest expense:
Salaries and employee benefits	5,224	5,067	15,303	15,206
Occupancy	864	899	2,652	2,628
Data processing	659	697	1,949	2,124
Professional services	609	709	1,953	2,198
FDIC insurance	502	216	2,065	478
Marketing	327	367	974	1,100
Equipment	226	233	709	807
Loan workout and other real estate owned	219	78	496	314
Loan servicing	174	185	522	503
Other expenses	1,008	853	2,957	3,018
Total noninterest expense	9,812	9,304	29,580	28,376
Income before income taxes	3,195	3,435	6,443	10,235
Income tax expense	992	1,111	2,037	3,344
Net income	2,203	2,324	4,406	6,891
Preferred stock dividends	(142)	--	(892)	--
Accretion of preferred shares discount	(1,282)	--	(1,405)	--
Net income applicable to common shares	$779	$2,324	$2,109	$6,891

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Per share data:
Basic earnings per common share	$0.17	$0.51	$0.46	$1.51
Diluted earnings per common share	$0.17	$0.50	$0.46	$1.49
Average common shares outstanding – basic	4,605,809	4,566,563	4,599,448	4,562,225
Average common shares outstanding – diluted	4,633,719	4,628,916	4,619,900	4,633,419